Exhibit h.4

[FORM OF SUBSCRIPTION AGREEMENT]

Oxford Lane Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

Ladies and Gentlemen:

The undersigned understands that pursuant to a prospectus supplement, dated as of September 5, 2014 (together with the base prospectus, dated as of June 23, 2014, attached thereto, the “Prospectus”), Oxford Lane Capital Corp., a Maryland corporation (the “Company”), is offering (the “Offering”) for sale its 7.50% Series 2023 term preferred stock, par value $0.01 per share (the “Series 2023 Term Preferred Shares”). The Series 2023 Term Preferred Shares are being offered for sale at a purchase price of $24.50 per share.

For purposes of this subscription agreement (the “Subscription Agreement”), references to the “undersigned” refer to the undersigned subscriber, unless the context requires otherwise.

1. Subscription.    Subject to the terms and conditions hereof and the provisions of the Prospectus, the undersigned hereby irrevocably subscribes for 125,000 Series 2023 Term Preferred Shares (the “Shares”) at a price of $24.50 per Share.

2. Acceptance of Subscription.    Subject to the terms and conditions hereof, the Company hereby accepts the undersigned’s subscription for the Shares.

3. Payment of Purchase Price.    The undersigned, on the undersigned’s own behalf and on behalf of each account on whose behalf the undersigned is purchasing the Shares agrees to deliver to the Company the aggregate purchase price for the Shares it has subscribed for on or before the business day immediately preceding the closing date of the Offering, which shall be September 9, 2014, or such other date as may be mutually agreed upon by the Company and the undersigned (the “Closing Date”). The entire purchase price for the Shares shall be paid by the undersigned through a United States branch of a United States banking institution that is reasonably acceptable to the Company. Each of the parties agrees to pay its own expenses incident to this Subscription Agreement and the performance of the obligations hereunder.

4. Representations and Warranties of the Undersigned.    The undersigned hereby represents and warrants to the Company:

(a) If the undersigned is acting on behalf of another person, the undersigned has all right and authority, in the undersigned’s capacity as an officer, general partner, member, trustee, executor or other representative of such person to make such decision to invest in the Shares and to execute and deliver this Subscription Agreement on behalf of such person, and this Subscription Agreement has been duly authorized, executed and delivered on behalf of the undersigned and constitutes a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms.

(b) If the undersigned is purchasing in a fiduciary capacity, the undersigned has due authority to execute the attached signature page and thereby legally to bind the trust or other entity of which the undersigned is trustee, legal representative or authorized agent.

(c) The undersigned has received and had the opportunity to review a copy of the Prospectus. Other than the information contained in the Prospectus, the undersigned has not relied on any information provided by the Company or any affiliate thereof in connection with the undersigned’s investment decision (including without limitation with respect to tax or other economic considerations involved in this investment).

(d) If the undersigned is a private investment fund relying on Section 3(c)(1) or 3(c)(7) for an exclusion from the definition of investment company under the 1940 Act, the acquisition of securities in this offering by the undersigned shall not cause the undersigned to own after such acquisition, together with any entities it controls (i.e., an entity of which it owns more than 25% of such other company's voting securities), more than three percent (3%) of the outstanding voting securities of the Company, assuming that a total of 20,192,517 voting securities of the Company, which consists of 15,452,797 shares of the Company’s common stock, par value $0.01 per share, and 4,739,720 shares of the Company’s term preferred stock, par value $0.01 per share, will be outstanding on the date of such acquisition before giving effect to such acquisition.

(e) The undersigned hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of such efforts, the undersigned hereby represents, warrants and agrees that to the best of the undersigned’s knowledge, based upon reasonable diligence and investigation, no consideration that the undersigned has contributed or will contribute to the Company has been or shall be derived from, or related to, any activity that is in contravention of any federal, state or international laws and regulations, including anti-money laundering laws and regulations. The undersigned hereby represents that neither it nor any of its owners or affiliates is a person or entity named on a list maintained by the Office of Foreign Asset Control (“OFAC”) of the U.S. Department of the Treasury, nor is the undersigned or any of its owners or affiliates a person or entity with whom dealings are prohibited under any OFAC regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities, including without limitation the Specially Designated Nationals and Blocked Nations List, can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(f) To the best of the undersigned’s knowledge, and except as described in a letter to the Company delivered in conjunction with this Subscription Agreement, none of (a) the undersigned, (b) any person controlling or controlled by the undersigned, (c) if the undersigned is a privately-held entity, any person having a beneficial interest in the undersigned or (d) any person for whom the undersigned is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a subscriber if such subscriber cannot make the representation set forth in the preceding sentence. The undersigned agrees to promptly notify the Company should the undersigned become aware of any change in the information set forth in these representations. The undersigned understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the undersigned, including without limitation by prohibiting additional subscriptions from the undersigned, declining any redemption requests and segregating assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the undersigned’s identity to OFAC.

(g) The undersigned understands and agrees that if at any time it is discovered that any of the foregoing representations set forth in Sections 4(e) and (f) above are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to freezing, segregating or requiring the undersigned to sell such undersigned’s Shares. The undersigned agrees to provide to the Company any additional information regarding the undersigned that the Company deems necessary or appropriate to ensure compliance with all laws and regulations concerning money laundering and similar activities that may apply now or in the future.

(h) To the best of the undersigned’s knowledge, none of (a) the undersigned, (b) any person controlling or controlled by the undersigned, (c) if the undersigned is a privately-held entity, any person having a beneficial interest in the undersigned or (d) any person for whom the undersigned is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(i) If the undersigned is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the undersigned receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the undersigned represents and warrants to the Company that (a) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, (b) the Foreign Bank maintains operating records related to its banking activities, (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(j) The undersigned acknowledges that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Company is required to obtain, verify and record information that identifies the undersigned, which information includes the name and address of the undersigned and other information that will allow the Company to identify the undersigned in accordance with the Patriot Act. Accordingly, the Company may request information from the undersigned that will help the Company to identify the undersigned (and in the case of subscribers that are entities, the undersigned’s beneficial owners), including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Company deems necessary. The undersigned agrees to provide to the Company any additional information regarding the undersigned that the Company deems necessary or appropriate to ensure compliance with the Patriot Act, or any successor law, whether now or in the future.

(k) Except as set forth in this Subscription Agreement, no representations or warranties have been made to the undersigned by the Company, or any director, officer, employee, agent or affiliate of any of them.

(l) The undersigned is not an affiliate of the Company and is not an underwriter, as defined in Section 2(a)(11) of the Securities Act of 1933, as amended, with respect to the Shares.

(m) The undersigned, if a natural person, has accurately set forth his, her or its state or country of residence on the signature pages hereto where indicated. The undersigned, if a corporation, partnership, trust or other entity, has accurately set forth such undersigned’s jurisdiction of organization on the signature pages hereto where indicated.

(n) The undersigned is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies. The undersigned understands that nothing in this Subscription Agreement or any other materials made available to the undersigned in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The undersigned has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

5. Closing Conditions. The obligation of the Company hereunder to issue and sell the Shares to the undersigned on the Closing Date is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; such conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The trade will settle DVP.

(b) The representations and warranties of the undersigned contained in Section 4 shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the undersigned shall have performed, satisfied and complied in all respects with the agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the undersigned at or prior to the Closing Date.

(c) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Subscription Agreement.

6. Indemnification.    The undersigned understands the meaning and legal consequences of the representations, warranties and covenants set forth in Section 4 and that the Company has relied and will rely upon such representation, warranties and covenants. The undersigned hereby agrees to indemnify, defend and hold harmless the Company and its respective officers, directors, controlling persons and agents from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof, joint or several, to which any such person may become subject or threatened, due to or arising out of (a) any breach of any such representation, warranty, covenant or agreement of the undersigned contained in this Subscription Agreement or (b) any action, suit or proceeding based on any of the foregoing, together with all reasonable costs and expenses (including attorneys’ fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters so indemnified against. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him, her or it under applicable federal or state securities laws.

7. Investor Awareness. The undersigned acknowledges, represents, agrees and is aware that (a) no federal or state agency has passed upon the Shares to be sold pursuant to the Offering or made any findings or determination as to the fairness of this investment and (b) the representations, warranties, agreements and acknowledgments the undersigned makes herein are made with the intent that they be relied upon by the Company. In addition, the undersigned undertakes to notify the Company promptly of any change in any representation, warranty or other information set forth in or delivered pursuant to this Subscription Agreement.

8. Survival.    All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained in Section 6 shall survive (a) the acceptance of the subscription and the issuance of the Shares, (b) changes in the transactions, documents and instruments described in the Prospectus and (c) in the case of a natural person, the death or disability of the undersigned.

9. Transferability; Irrevocability.    The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned’s interest herein, to any other person without the prior written consent of the Company. The undersigned further agrees that the undersigned may not cancel, revoke or terminate this Subscription Agreement.

10. Counterparts; Facsimile Signature. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Any party may deliver an executed copy of this Subscription Agreement and of any documents contemplated hereby by facsimile or other electronic transmission to the other party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Subscription Agreement or of such other documents.

11. Governing Law.    This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law principles or rules thereof, to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

11. Modification. Neither this Subscription Agreement nor any provision hereof will be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

12. Entire Agreement. This Subscription Agreement contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein and therein. The terms of this Subscription Agreement supersede all previous discussions and agreements, if any, of the parties hereto with respect to the subject matter set forth in the Prospectus (including, but not limited to, all matters set forth in term sheets or business plans related to the Company), and no party shall be liable for or bound in any other manner by any representations, warranties, covenants or agreements except as specifically set forth in this Subscription Agreement.

13. Beneficial Ownership. If the undersigned is acting as trustee, agent, representative or nominee for a subscriber (“Beneficial Owner”), the undersigned understands and acknowledges that the representations, warranties and agreements made herein are made by the undersigned (a) with respect to the undersigned and (b) with respect to the Beneficial Owner of the subscriber subscribed for hereby. The undersigned further represents and warrants that the undersigned has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription Agreement. The undersigned also agrees to indemnify the Company and each of its directors, officers, employees, agents or affiliates for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the undersigned’s or the Beneficial Owner’s misrepresentation or misstatement contained herein, or the assertion of the lack of proper authorization from the Beneficial Owner of the undersigned subscribed for hereby to enter into this Subscription Agreement or perform the obligations hereof.

14. Miscellaneous. The undersigned agrees to promptly provide such information and to execute and deliver such documents as may be required to comply with any and all laws and regulations to which the Company is subject. Whenever the context so requires, the singular number shall include the plural, the plural shall include the singular, and the gender of any pronoun shall include the other genders. Titles and captions of or in this Subscription Agreement are inserted only as a matter of convenience and for reference and in no way affect the scope or intent of this Subscription Agreement. Also, (i) “person” means an individual, partnership, joint venture, unincorporated organization or association, corporation, limited liability company, trust, estate or any other legal entity and (ii) “including” means “including without limitation.”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of September 5, 2014.

Signature for Corporate, Company
or other Entity Investor:

(Print Full Legal Name of Entity)

By:
(Signature)

(Print Name)

(Title)

(Entity Address)

(City, State, Zip)

(Entity Jurisdiction of Origin)

(Tax Identification No.)

Accepted as of September 5, 2014

Oxford Lane Capital Corp.

By:
Name: Jonathan H. Cohen Title: Chief Executive Officer